UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the

Securities Exchange Act of 1934

Filed by the registrant ☒                            Filed by a party other than the registrant ☐

Check the appropriate box:

☐	Preliminary proxy statement

☐	Confidential, for use of the Commission only (as permitted by Rule 14a-6(e)(2))

☐	Definitive proxy statement

☐	Definitive additional materials

☒	Soliciting material pursuant to §240.14a-12

AMERICAN POWER CONVERSION CORPORATION

(Name of Registrant as Specified in Its Charter)

(Name of Person(s) Filing Proxy Statement)

Payment of filing fee (Check the appropriate box):

☒	No fee required.

☐	Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.

(1)	Title of each class of securities to which transaction applies:

(2)	Aggregate number of securities to which transactions applies:

(3)	Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11:

(4)	Proposed maximum aggregate value of transaction:

(5)	Total fee paid:

☐	Fee paid previously with preliminary materials.

☐	Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the form or schedule and the date of its filing.

(1)	Amount previously paid:

(2)	Form, schedule or registration statement no.:

(3)	Filing party:

(4)	Date filed:

The following is an email sent by Robert J. Johnson, President and Chief Executive Officer of American Power Conversion Corporation (APC), to employees on November 14, 2006.

It has been two weeks since APC and Schneider Electric announced our merger agreement. Yesterday, we took the next step in the merger process with the filing of our preliminary proxy statement. We are filing this document with the Securities Exchange Commission (SEC) for review now and ultimately will be distributing it to shareholders.

Our proxy statement will be used to solicit votes from our shareholders in connection with the merger at a special meeting of our shareholders. Achieving shareholder approval is required for the merger to occur. In fact, in order to complete the merger, at least two-thirds of our outstanding shares have to be voted in favor of the merger. Not voting is the same as voting against the merger, so every vote is important. Schneider Electric’s shareholders do not need to vote on the merger.

The proxy itself is a fairly lengthy document that includes many details with respect to the merger, including Q&A on the merger and the special meeting, the process leading to the signing of the merger agreement and other pertinent information. The preliminary proxy statement is available online on APC’s Web site, http://investor.apcc.com/phoenix.zhtml?c=85613&p=irol-sec. We will post the final version of the proxy statement on our Web site when it becomes available. We will also send the final version to shareholders shortly after the SEC completes its review, which we anticipate to be sometime in the next several weeks.

The other major requirement for approval of the merger is receipt of clearances by antitrust regulatory agencies, principally in the U.S. and Europe. We have begun this process as well, and are working diligently with Schneider Electric to obtain the required clearances. We are optimistic that we will be successful in doing so.

Additionally, we continue to make progress in developing our integration team and outlining our integration strategy. While the actual integration may not commence until the merger is complete, we are laying the foundation for the successful combination of our two companies. Where appropriate we will be updating you on these efforts going forward.

The past few weeks and months have been without a doubt challenging, with a great deal of change thrust upon us all. I realize it is a lot to take in at once. But the energy with which the APC team continues to move forward is commendable. As you should be aware, we are continuing the process we had begun before the merger announcement to cut costs and improve our profitability. These decisions are never easy, but they are necessary to improve our financial performance. We are asking a lot of you and I have confidence in your abilities to deliver on our requests.

I encourage you to continue speaking to your managers and asking questions about the merger, about the business and about your ideas. An open dialogue among our teams is essential to the ultimate success of our business. We also intend to make available additional frequently asked questions to address incremental questions raised during the meetings over the past few weeks. You will find these FAQ on our intranet under the communications link when available.

In closing, I want to reiterate that this transaction and its value reflects the confidence and potential Schneider Electric sees in APC’s products, businesses and people. The APC team brings a tremendous amount of value to the table in this combination and this merger is confirmation of that value.

Sincerely,

Rob

Additional Information Relating to the Merger and Where to Find It

APC has filed a preliminary proxy statement with the U.S. Securities and Exchange Commission (SEC) in connection with the proposed transaction. Investors are urged to read the preliminary proxy statement, which contains important information. The preliminary proxy statement and other documents filed by APC with the SEC are available free of charge at the SEC’s website (www.sec.gov), APC’s website (www.apcc.com) or from APC directly by making a request to American Power Conversion Corporation, 132 Fairgrounds Road, West Kingston, Rhode Island 02892, Attention: Investor Relations (telephone 401-789-5735).

APC, Schneider and their respective directors, executive officers and other employees may be deemed to be participating in the solicitation of proxies from APC shareholders in connection with the approval of the proposed transaction. Information about APC’s directors and executive officers is available in APC’s proxy statements and Annual Reports on Form 10-K previously filed with the SEC. Information about Schneider’s directors and executive officers is available from its 2005 Annual Report, which can be obtained for free from its website at www.schneider-electric.com, and also are available in a Schedule 13D that was filed by Schneider with the SEC on November 6, 2006. Additional information about the interests of potential participants are included in the preliminary proxy statement APC filed with the SEC.

Safe Harbor Provision

This document contains forward-looking statements as that term is defined in the Private Securities Litigation Reform Act of 1995. All statements in this document that do not describe historical facts, such as statements concerning APC’s future plans or prospects are forward-looking statements. All forward-looking statements are not guarantees and are subject to risks and uncertainties that could cause actual results to differ from those projected. While not exhaustive, the factors that could cause actual results to differ include the following: The ability of APC and Schneider to gain regulatory and shareholder approval for the proposed merger and otherwise successfully complete the transaction; APC’s ability to achieve expected growth, savings and other benefits and synergies expected to be achieved as a result of the merger; potential disruption in business or relationships with customers, vendors, partners and employees as a result of the merger; the pervasive and intensifying competition in all markets where we operate; prolonged adverse economic and employment conditions in the markets we serve; changes in available technology that make our existing technology obsolete or expensive to upgrade; the availability and cost of capital; the impact of any industry consolidation; the outcome of pending or threatened complaints and litigation and the risks described from time to time in APC’s filings with the Securities and Exchange Commission. APC disclaims any obligation to update or revise statements contained in this document based on new information or otherwise.